UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed	by the Registrant ☒

Filed	by a Party other than the Registrant ☐

Check	the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

BLACKROCK PRIVATE INVESTMENTS FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BLACKROCK PRIVATE INVESTMENTS FUND

c/o BlackRock Advisors, LLC

50 Hudson Yards

New York, New York 10001

Supplement No. 1 to the Offer to Purchase

Up to 5% of the Issued and Outstanding Common Shares

of Beneficial Interest of BlackRock Private Investments Fund

May 11, 2026

THE OFFER TO PURCHASE AND WITHDRAWAL RIGHTS

WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON MAY 29, 2026,

UNLESS THE OFFER IS EXTENDED.

To the Common Shareholders of BlackRock Private Investments Fund:

This Supplement No. 1 (this “Supplement”) hereby supplements and amends the information previously provided in the Offer to Purchase, dated April 30, 2026 (the “Original Offer to Purchase” and, together with this Supplement, as the same may be further amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal of BlackRock Private Investments Fund, a Delaware statutory trust (the “Trust”). This Supplement should be read in conjunction with the Original Offer to Purchase. To the extent there are any conflicts between the information in this Supplement and the information in the Original Offer to Purchase, the information in this Supplement hereby replaces and supersedes such information. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Offer to Purchase.

On May 7, 2026, the Board of Trustees of the Trust (the “Board” and each member thereof, a “Trustee”) approved the nomination of seven nominees (the “Board Nominees”) for election to the Board at a special meeting of shareholders of the Trust scheduled to be held on July 22, 2026 (the “Shareholder Meeting”). Two of the Board Nominees are current Trustees of the Trust who were previously appointed to the Board. The remaining five Board Nominees have been proposed to be added to the Board to align the composition of the Board with the boards of directors/trustees of the other closed-end funds in the BlackRock Fixed-Income Complex. If all of the Board Nominees are elected by shareholders, the Board will consist of nine members.

Accordingly, Section 3, “Plans or Proposals of the Trust,” in the Original Offer to Purchase is hereby supplemented and amended to include the foregoing information regarding the Board Nominees and the Shareholder Meeting.

In addition, on May 7, 2026, the Board, including a majority of the Trustees who are not “interested persons” of the Trust within the meaning of the Investment Company Act of 1940, as amended, approved a Second Amended and Restated Investment Management Agreement by and between the Trust and BlackRock Advisors, LLC, effective as of August 1, 2026 (the “Amended Investment Management Agreement”). The Amended Investment Management Agreement reduces the management fee payable by the Trust to the Investment Advisor from an annual rate of 1.75% of the Trust’s net assets determined monthly to an annual rate of 1.50% of the Trust’s net assets determined monthly. The Amended Investment Management Agreement does not reduce or modify the nature or level of services provided by the Investment Advisor to the Trust. Accordingly, effective as of August 1, 2026, the management fee payable by the Trust will be the contractual management fee rate of 1.50% under the Amended Investment Management Agreement.

Accordingly, Section 10, “Interests of Trustees and Officers; Transactions and Arrangements Concerning the Shares,” in the Original Offer to Purchase is hereby supplemented and amended to include the foregoing information regarding the Amended Investment Management Agreement.

Except for the foregoing amendments, all other terms of the Offer, as described in the Original Offer to Purchase and related Letter of Transmittal, remain the same. Shareholders who have previously tendered (and not withdrawn) their Shares are not required to take any further action as a result of this Supplement. If you are not interested in selling your Shares at this time, no action is necessary.

Neither the Trust nor its Board nor the Investment Advisor makes any recommendation to any shareholders as to whether to tender Shares for purchase or to refrain from tendering Shares in the Offer. No person has been authorized to make any recommendation on behalf of the Trust, its Board or the Investment Advisor as to whether shareholders should tender Shares for purchase pursuant to the Offer or to make any representation or to give any information in connection with the Offer other than as contained herein or in the Original Offer to Purchase. If made or given, any such recommendation, representation or information must not be relied upon as having been authorized by the Trust, its Board or the Investment Advisor. Shareholders are urged to carefully evaluate all information in the Offer, consult their own investment and tax advisers and make their own decisions whether to tender their Shares for purchase or refrain from participating in the Offer.

Neither the SEC nor any state securities commission has approved or disapproved of the Offer, passed upon the fairness or merits of the Offer, or determined whether this Supplement is accurate or complete. Any representation to the contrary is a crime.

If you have any questions, please refer to the Original Offer to Purchase and related Letter of Transmittal or contact your financial adviser, broker/dealer or other financial intermediary which holds your shares. If your account is held directly at BlackRock, you may contact the Transfer Agent at (888) 204-3956.

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Additional Information Regarding the Shareholder Meeting and Where to Find It.

As described above, on May 7, 2026, the Board approved the nomination of seven Board Nominees for election to the Board at the Shareholder Meeting. A proxy statement relating to the Shareholder Meeting (the “Proxy Statement”) is expected to be filed with the SEC. The Proxy Statement will contain important information regarding the Board Nominees, the Shareholder Meeting and the proposal to elect the Board Nominees. See the Proxy Statement for further details regarding the qualifications, backgrounds and experience of the Board Nominees, the reasons for holding the Shareholder Meeting and the voting procedures.

This Supplement relates solely to the Offer and is not intended to, and does not, constitute a solicitation of a proxy from any shareholder of the Trust. The solicitation of proxies for the election of the Board Nominees will only be made by the Proxy Statement.

The Proxy Statement is expected to be filed with the SEC on or about June 2, 2026. After the Proxy Statement is filed with the SEC, it may be amended or withdrawn at any time.

The Trust and its trustees, officers and employees, and BlackRock and its shareholders, officers and employees and other persons may be deemed to be participants in the solicitation of proxies with respect to the election of the Board Nominees. Investors and shareholders may obtain more detailed information regarding the direct and indirect interests of such persons by reading the Proxy Statement, when available.

INVESTORS AND SHAREHOLDERS OF THE TRUST ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE ELECTION OF THE BOARD NOMINEES.

Shareholders may obtain free copies of the Proxy Statement and other documents filed with the SEC, when available, at the SEC’s website at www.sec.gov. In addition, free copies of the Proxy Statement may also be obtained by directing a request to BlackRock at the number listed on the Proxy Statement, when available.